Exhibit 4.30

English Translation
OPERATION AND MANAGEMENT AGREEMENT
This Operation and Management Agreement (hereinafter referred to as “this Agreement”) is made on  April 23, 2010 in Shenzhen, the People’s Republic of China:
BY AND AMONG:
Party A: Shenzhen Wentai Education Industry Development Co., Ltd.
Address: Unit 40, 4th Floor, Block A, Fortune Plaza, Shennan Middle Road, Shenzhen
Party B: Shenzhen Wentai Investment Co., Ltd.
Address: [     ]
Party C:
Xu Dong
ID Card Number:  _____
Address:  _____
and
Du Qicai
ID Card Number:  _____
Address:  _____
In this Agreement, Party A, Party B and Party C are collectively referred to as the “Parties”, and individually as a “Party”.
WHEREAS:
(1)
Party A is a limited liability company duly incorporated and validly existing in the People’s Republic of China (the “PRC”, and for the purpose of this Agreement, excluding Hong Kong, Macao and Taiwan);

(2)	Party B is a limited liability company duly incorporated and validly existing in the PRC;
(3)
Party A, Party B and the related signing parties have established their business relationship by signing cooperation agreements, such as the relevant service agreements (collectively referred to as the “Cooperation Agreements”);

(4)
Party A and Party C have entered into the Equity Pledge Agreement to guarantee that any obligor to the Cooperation Agreements other than Party A will perform his/her/its obligations under the Cooperation Agreements;

(5)	Party C is the existing shareholder of Party B, and Xu Dong and Du Qicai own 70% and 30% of equity interest of Party B;
(6)	Party B is the existing shareholder of Guangzhou Zhongda Basic Education Investment and Management Co., Ltd. (“Zhongda Basic”) and owns 67% of its equity interest.

NOW, THEREFORE, IT IS AGREED as follows:
1.
To ensure the normal operation and management of Party B, Party A agrees that it may, subject to the request of third parties, consider providing guarantees for the performance by Party B of its obligations owed to third parties under any of its contracts, agreements or other transactions with third parties, and sign separate guarantee agreements at the time when such guarantees are provided. Party B agrees that it will provide counter guarantees for those guarantees mentioned above with its amount receivables and all of its assets.

2.
As a necessary condition for Article 1 hereof and to ensure the performance of other Cooperation Agreements by and among Party A, Party B and the related signing parties (for instance, Party B and other obligors shall pay service fees to Party A), Party B and its shareholder, Party C, hereby agree that without the prior written consent of Party A, Party B will not engage in any transaction or act which might have a substantive effect on its assets, businesses, rights or operation and management, or Party B’s equity interest in Zhongda Basic, including but not limited to the following:

(1)	to reduce or impair the value of Party B’s equity interest in Zhongda Basic;

(2)	to borrow loans from, or undertake liabilities for, any third parties;
(3)
to sell, lease, lend, transfer, assign, offer as gift, re-mortgage, act as custodian of, invest externally in any assets or equity interest with any third parties, or otherwise dispose of Party B’s assets or equity interest (including but not limited to any intellectual property);

(4)	to provide any third parties with security interest over and on Party B’s assets or intellectual properties;
(5)	to transfer any agreements in relation to Party B’s business to any third parties, or terminate all or part of its businesses, or change the nature or scope of its businesses in substantive aspects.
3.
Party B and Party C hereby agree that they will accept all corporate policies and guidance relating to the employment and dismissal by Party B of its employees, its normal operation and management, and financial management system as provided by Party A from time to time.

4.	Party B and Party C hereby agree that:
(1)
any personnel appointed by Party A shall attend Party B’s shareholders’ meetings on behalf of the shareholder of Party B (i.e. Party C), and shall exercise voting rights at Party B’s shareholders’ meetings within the scope of authorization in the Power of Attorney attached hereto as Exhibit 1 that was signed by Party C and pursuant to the requirements of the articles of association of Party B;

(2)
any personnel appointed by Party A shall attend shareholders’ meetings of Zhongda Basic on behalf of Party B, and shall exercise voting rights at shareholders’ meetings of Zhongda Basic within the scope of authorization in the Power of Attorney attached hereto as Exhibit 2 that was signed by Party B and pursuant to the requirements of the articles of association of Zhongda Basic;

(3)
Party A shall have the exclusive right to nominate candidates as directors of Party B. Party B and Party C shall appoint any candidate nominated by Party A to be a director of Party B, and guarantee that the composition of the board of directors of Party B and its directors’ rights shall be the same as that of the board of directors of Party A;

(4)
Party A shall have the exclusive right to nominate candidates as representatives of Party B on the board of directors of Zhongda Basic. Party B shall appoint the relevant personnel designated by Party A as its representative on the board of directors of Zhongda Basic according to the instructions of Party A.

(5)
Party A shall have the exclusive right to nominate the general manager and other senior management of Party B. Party B shall appoint any candidates nominated by Party A as the general manager and other senior management of Party B.

(6)
Party B and Party C shall amend the articles of association of Party B pursuant to the above requirements so that any part of the articles of association of Party B is to the satisfaction of Party A. If the above candidate nominated by Party A is no longer employed by Party A (whether he/she resigns out of his/her own accord or dismissed by Party A), Party B and Party C shall carry out the relevant procedures to remove such candidate, and shall appoint other personnel nominated by Party A to assume such position in accordance with the articles of association.

5.
Party B and its shareholder, Party C, hereby agree and confirm that save for the relevant requirements of Article 1 hereof, if Party B needs any guarantee for performance, or any guarantee for loans to be applied as its working capital, it shall first require Party A to provide such guarantee. In this circumstance, Party A shall be entitled (but not obliged) to provide an appropriate guarantee for Party B. If Party A does not provide the guarantee, it shall immediately notify Party B in writing of the same so that Party B can require any third parties to do so. Should Party A agree to provide the guarantee, it shall sign other contract with Party B or a separate guarantee agreement with the Parties. No undertaking of Party A hereunder shall constitute its obligation as guarantor under any guarantee agreement that has not been signed by it.

6.
Upon expiry or termination of any agreement between Party A and Party B, Party A shall be entitled (but not obliged) to terminate all agreements between Party A and Party B, including without limitation, the Cooperation Agreements.

7.
All exhibits, amendments and supplements to this Agreement shall be in writing and signed by the Parties, which are an integral part of this Agreement and shall have the same legal effect as this Agreement.

8.	Notice
Unless the following addresses are changed by written notice, any notice relating to this Agreement shall be delivered to the following addresses in person, facsimile or registered mail. If it is sent by registered mail, the date marked on the return slip of registered mail shall be deemed as delivery date; if it is delivered in person or sent by facsimile, the date of receipt shall be deemed as delivery date. If it is sent by facsimile, the originals of such notice shall be sent to the following addresses in person or by registered mail immediately after the facsimile transmission is made:
Party A: Shenzhen Wentai Education Industry Development Co., Ltd.
Address: Unit 40, 4th Floor, Block A, Fortune Plaza, North of Shennan Avenue, Futian District, Shenzhen
Telephone Number: 0755-83021937; 13902479778
Fax Number: 0755-83021937
Party B: Shenzhen Wentai Investment Co., Ltd.
Address:
Telephone Number:
Fax Number:
Party C:
Xu Dong
Address:  _____
Telephone Number:  _____
Du Qicai
Address: Unit 40, 4th Floor, Block A, Fortune Plaza, North of Shennan Avenue, Futian District, Shenzhen
Telephone Number: 0755-83021937; 13902479778
9.	Matters, such as the effectiveness of this Agreement, its interpretation, performance and dispute resolution, shall be governed by the laws of the PRC.

10.
The Parties shall make their best effort to resolve any dispute, controversy or claim arising out of or in connection with this Agreement (a “Dispute”), or the breach, termination or invalidity hereof through friendly consultation. If, however, the Parties fail to resolve the Dispute within fifteen (15) business days after the notice of Dispute is served, they shall submit the Dispute to China International Economic and Trade Arbitration Commission for arbitration. The seat of arbitration shall be Shenzhen. The arbitration shall be conducted in Chinese. The arbitral award shall be final and binding upon the Parties.

11.
This Agreement shall be signed by the Parties and become effective from the date of its execution. During the valid subsistence of Party A and Party B, this Agreement shall have a term of 20 years unless it is terminated in advance pursuant to the relevant provisions hereof. Except as terminated by Party A in writing and at least three month prior to its expiry date, this Agreement shall be automatically extended for 20 years.

12.	This Agreement is executed in 4 originals and each Party shall keep one original. All of them shall have the same legal effect.
(The remainder of this page is intentionally left blank.)

(This page, which is intentionally left blank, is the signature page of this Agreement.)
Party A (Common Chop): Shenzhen Wentai Education Industry Development Co., Ltd.
[Chop of Shenzhen Wentai Education Industry Development Co., Ltd. is affixed]

By:	/s/
Name:
Position:
Party B (Common Chop): Shenzhen Wentai Investment Co., Ltd.
[Chop of Shenzhen Wentai Investment Co., Ltd. is affixed]

By:	/s/
Name:
Position:
Party C:

Xu Dong

By:	/s/ Xu Dong

Du Qicai

By:	/s/ Du Qicai

Exhibit 1: Power of Attorney
Exhibit 2: Power of Attorney